As filed with the U.S. Securities and Exchange Commission on December 18, 2025.

Registration No. 333-285112

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

(Amendment No. 4)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AI ASSETS LTD

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrants name into English)

British Virgin Islands	7372	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

20 Cecil Street #14-01

PLUS

Singapore 049705

+65 69912300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

The Crone Law Group P.C.

420 Lexington Ave, Suite 2446

New York, NY 10170

646-861-7891

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Crone, Esq. Eric Mendelson, Esq. The Crone Law Group P.C. 420 Lexington Ave, Suite 2446 New York, NY 10170 646-861-7891	Kevin (Qixiang) Sun, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 (202) 869-0888

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

AI ASSETS LTD is filing this Amendment No. 4 to its registration statement on Form F-1 (File No. 333-285112) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 8(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the registration statement is unchanged and has therefore been omitted.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

EXHIBIT INDEX

Exhibit No.	Description of document
1.1 **	Form of Underwriting Agreement
3.1 **	Constitution of MAXE AI Technology Pte. Ltd.
3.2 **	Memorandum and Articles of Association of Registrant
3.3 **	Amended and Restated Memorandum and Articles of Association of Registrant
3.4 **	Second Amended and Restated Memorandum and Articles of Association of Registrant
4.1 **	Specimen Certificate for Registrant’s Class A Ordinary Shares
5.1 **	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered
10.1 **	Employment Agreement dated June 30, 2023, by and between AI Assets Ltd. and Yibin Xu
10.2 **	Employment Agreement dated June 30, 2023, by and between AI Assets Ltd. and Dong Chen
10.3 **	Form of Lock-Up Agreement (included as Exhibit A to Underwriting Agreement)
14.1 **	Code of Ethics of the Registrant
21.1 **	List of Subsidiaries of the Registrant
23.1 *	Consent of HTL International, LLC
23.2 **	Consent of Ogier (included in Exhibit 5.1)
23.3 **	Consent of Bird & Bird ATMD (included in Exhibit 99.1)
24.1 **	Form of Power of Attorney (included on signature pages)
99.1 **	Opinion of Bird & Bird ATMD regarding certain Singapore law matters
99.2 **	Director Nominee Consent of Dong Chen
99.3 **	Director Nominee Consent of Chengming Qian
99.4 **	Director Nominee Consent of Cheung Ki (Johnny) Wong
99.5 **	Director Nominee Consent of Cai Sun
107 **	Filing Fee Table

* Filed herewith

** Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the British Virgin Islands, on December 18, 2025.

AI ASSETS LTD

By:	/s/ Yibin Xu
Name:	Yibin Xu
Title:	Chief Executive Officer and sole Director (Principal Executive Officer)

By:	/s/ Dong Chen
Name:	Dong Chen
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yibin Xu	Chief Executive Officer and sole Director	December 18, 2025
Yibin Xu	(Principal Executive Officer)

*	Chief Financial Officer	December 18, 2025
Dong Chen	(Principal Financial and Accounting Officer)

* By:	/s/ Yibin Xu
Yibin Xu
Attorney-In-Fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of AI Assets Ltd., has signed this registration statement or amendment thereto in New York, New York, on December 18, 2025.

The Crone Law Group, P.C.

By:	/s/ Mark Crone
Name:	Mark Crone
Title:	Partner

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